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                                                                   EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT is made this 1st day of October 1997 (the "Agreement"), by and between INTEGRAL TECHNOLOGIES, INC., a Nevada corporation, with principal executive offices located at 1070 West Pender Street, Suite #3, Vancouver, British Columbia, Canada V6E-2N7 (hereinafter referred to as the "Company"), and William S.. Robinson an Individual residing at 5843 Olympic Ave., Vancouver, B.C. (hereinafter referred to as the "Executive").

                                   ARTICLE I
                                   EMPLOYMENT

         The Company hereby employs the Executive; and the Executive hereby accepts such employment and agrees to serve as an employee and Director of the Company, subject to and upon the terms and conditions set forth in this Agreement.

                                   ARTICLE II
                                TITLE AND DUTIES

         (A) During the term of employment with the Company, and subject to the direction of its Board of Directors, the Executive shall perform duties and functions consistent with his employment hereunder as an officer of the Company in the capacity of Vice-president, and as further defined in the Company's Bylaws.

         (B) The Executive agrees to devote his best efforts to the performance of his duties for the Company; to render his services to any joint venture, subsidiary or affiliated business of the Company; to participate in establishing the direction of the Company's business; and to promote the Company's relationships with its employees, customers and others in the business and financial communities.

                                  ARTICLE III
                                  COMPENSATION

(A) The Company shall pay to the Executive for all services to be rendered pursuant to the terms of this Agreement, a base salary at the following rates in accordance with the Company's normal payroll procedures:

                                            ANNUAL(US$)           MONTHLY(US$)
                                            -----------           ------------
Year 1( July 1,1997 to June 30,1998)           90,000                6,250
Year 2( July 1,1998 to June 30,1999)          105,000                8,750
Year 3( July 1,1999 to June 30,2000)          120,000               10,000

Compensation may be increased by the Company's Compensation Committee or by the other members of the Board of Directors.

(B)The Board of Directors of the Company may at its discretion from time to time grant to the Executive options for the right to purchase common stock of the company.



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                                   ARTICLE IV
                        WORKING CONDITIONS AND BENEFITS

         (A) The Executive shall be entitled to paid vacations during each year of his employment with the Company in accordance with Company practice in that year.

         (B) The Executive is authorized to incur reasonable and necessary expenses for promoting the business of the Company, including authorized expenses for entertainment, travel and similar items. The Company shall reimburse the Executive in accordance with the policies of the Company in effect from time to time for all such expenses, upon presentation by the Executive of an itemized account of such authorized expenditures.

         (C) The Executive shall be employed by the Company at executive offices maintained by the Company in Vancouver, British Columbia, Canada. The Executive shall travel on the Company's behalf to the extent reasonable and necessary.

         (D) To the full extent provided for under the laws of the State of Nevada and the Company's Bylaws, the Company shall provide indemnification to the Executive for any claim or lawsuit which may be asserted against the Executive when acting in such capacity for the Company, provided that said indemnification is not in violation of any of the following: (i) federal or state laws; or (ii) rules or regulations of the Securities and Exchange Commission.

                                   ARTICLE V
                                 OTHER BENEFITS

         During the term hereof, the Executive shall be entitled to receive such of the following other benefits of employment available to other employees: major medical health benefits, life insurance benefits, pension, profit sharing and income protection or disability plans, in each instance, consistent with the Executive's position.

                                   ARTICLE VI
                                      TERM

         The term of this Agreement shall commence as of July 1, 1997, and continue until June 30,2000, unless this Agreement is otherwise terminated pursuant to the terms hereof. Accordingly, this Agreement replaces and supersedes all prior agreements between the Executive and the Company.


                                  ARTICLE VII
                                  TERMINATION

         (A) The Company may terminate this Agreement upon written notice to the Executive if the Executive becomes disabled or suffers an illness and as a result of such disability or illness is substantially unable to perform the Executive's duties hereunder for a period of three (3) consecutive months or an aggregate of ninety (90) working days over a consecutive twelve (12) month period; such notice shall be forwarded to the Executive by the


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Company upon and after a resolution of the Company's Board of Directors authorizing such notification. In the event of the Executive's death, this Agreement shall terminate upon the date of death.

         (B) The Company may terminate this Agreement for cause upon written notice from the Company to the Executive if the Executive has materially violated the terms of this Agreement or committed acts of misconduct or willfully fails to carry out the policies of the Company's Board of Directors or commits acts which have a material adverse affect on the business of the Company. Such notice shall be forwarded to the Executive by the Company upon and after a resolution of the Company's Board of Directors authorizing such notification.

         (C) In the event that the Company terminates the employment of the Executive without cause, then the Executive shall be entitled to severance pay equal to twelve (12) month's base salary based on the base salary then in effect at the termination date. Such severance pay shall be made in one lump sum or in monthly installments on the first day of each month at the option of the Company;

             (ii) $5,000 relocation payment to be paid on the first day of the next month following the Executive's termination; and

         The consideration set forth in this sub-paragraph (C) together with any prior unpaid salary and unreimbursed expenses, shall completely relieve the Company of any liability to the Executive for any compensation that would have otherwise been payable to the Executive under the terms of this Agreement.

                                  ARTICLE VIII
                      CONFIDENTIALITY AND NON-COMPETITION

         (A) All Company trade secrets, proprietary information, software, software codes, advertising, sales, marketing and other materials or articles of information, including without limitation customer and supplier lists, data processing reports, customer sales analyses, invoices, price lists or information, samples, or any other materials or data of any kind furnished to Executive by Company or developed by the Executive on behalf of Company or at Company's direction or for Company's use or otherwise in connection with the Executive's employment hereunder, are and shall remain the sole and confidential property of the Company; if the Company requests the return of such materials at any time during or after the termination of the Executive's employment, the Executive shall immediately deliver the same to Company.

         (B) During the term of this Agreement and for a period of two ( 2 ) months thereafter, Executive shall not, directly or indirectly, either individually or as owner, partner, agent, employee, consultant or otherwise, except for the account of and on behalf of the Company or its affiliates, engage in any activity competitive with the business of the Company or its affiliates, nor shall he, in competition with the Company or its affiliates, solicit or otherwise attempt to establish for himself or any other person, firm or entity, any business relationships with any person, firm or corporation, which was, at any time during the term of this Agreement, a customer or employee of the Company or one of its affiliates.



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         (C) During the term of this Agreement and at all times thereafter, the
Executive shall not use for personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or entity other than the Company, any material referred to in paragraph (A) above or any information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets, or other knowledge or processes used or developed by the Company or any names and addresses of customers or clients or any other confidential information relating to or dealing with the business operations or activities of the Company, made known to the Executive or learned or acquired by Executive while in the employ of the Company.

                                   ARTICLE IX
                                  SEVERABILITY

         If any provision of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

                                   ARTICLE X
                                  ARBITRATION

         Any controversy, claim or dispute arising out of the terms of this Agreement, or the breach thereof, shall be settled by arbitration in the Province of Vancouver, British Columbia, Canada and the award rendered thereon shall be final, binding and conclusive as to all parties and may be entered in any court of competent jurisdiction.

                                   ARTICLE XI
                                     NOTICE

         Any notice, request, demand or other communication provided for by this Agreement shall be sufficient if in writing and if delivered in person or sent by registered or certified mail to Executive at the last resident address he has filed in writing with the Company or, in the case of the Company, at its principal executive offices.

                                  ARTICLE XII
                                    BENEFIT

         This Agreement shall inure to, and shall be binding upon, the parties hereto, the successors and assigns of the Company and the heirs and personal representatives of the Executive.

                                  ARTICLE XIII
                                     WAIVER

         The waiver of either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.


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                                  ARTICLE XIV
                                 GOVERNING LAW

         This Agreement has been negotiated and executed in the Province of Vancouver, British Columbia, Canada and the law of this Province shall govern its construction and validity.

                                   ARTICLE XV
                                ENTIRE AGREEMENT

         This Agreement contains the entire Agreement between the parties hereto; no change, addition or amendment shall be made hereto except by written agreement signed by the parties hereto. This Agreement supersedes all prior Agreements and understandings between the Executive and the Company.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seal the day and year first above written.

                                   EXECUTIVE:



                                   /s/ William S. Robinson
                                   ----------------------------------
                                   William S. Robinson


                                   COMPANY:

                                   INTEGRAL TECHNOLOGIES, INC.



                                   By:/s/ William A. Ince
                                      -------------------------------
                                   William A. Ince


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
                        ADDENDUM (DATED MARCH 15, 1999)
              TO THE EMPLOYMENT AGREEMENT (DATED OCTOBER 1, 1997)
          BETWEEN INTEGRAL TECHNOLOGIES, INC. AND WILLIAM S. ROBINSON

Pursuant to the employment agreement entered into on the 1st day of October, 1997, between Integral Technologies, Inc. and William S. Robinson, the following amendments to such agreement are agreed to by both parties as evidenced by their signatures below.

                                   ARTICLE II
                                   EMPLOYMENT
                              (AMENDED AS FOLLOWS)

During the term of employment with the Company, and subject to the direction of its Board of Directors, the Executive shall perform duties and functions consistent with his employment hereunder as an officer of the Company in the capacity of Chief Executive Officer, as further defined in the Company's Bylaws. The Executive shall also perform duties and functions consistent with his employment hereunder as an officer of Emergent Technologies Corp. ( a subsidiary of Integral Technologies, Inc.) in the capacity of Chief Executive Officer, as further defined in the Company's Bylaws.


                                  ARTICLE III
                                  COMPENSATION
                              (AMENDED AS FOLLOWS)

(A) The Company shall pay to the Executive for all services to be rendered pursuant to the terms of this Agreement, a base salary at the following rates in accordance with the Company's normal payroll procedures:

                                           Annual(US$)              Monthly(US$)
Year 1 (July 1, 1997 to June 30, 1998)        90,000                    6,250
Year 2 (July 1, 1998 to June 30, 1999)       105,000                    8,750
Year 3 (July 1, 1999 to June 30, 2000)       120,000                   10,000
Year 4 (July 1, 2000 to June 30, 2001)       120,000                   10,000
Year 5 (July 1, 2001 to June 30, 2002)       120,000                   10,000

Compensation may be increased by the Company's Compensation Committee or by the other members of the Board of Directors.

(B) In the event that the Company is indebted to the Executive for a minimum of three months salary the Executive shall have the option to convert such unpaid salary into common stock of the Company at market price. Market price shall be defined as the average daily closing bid price over the month.

                                   ARTICLE VI
                                      TERM
                              (AMENDED AS FOLLOWS)

         The term of this Agreement shall commence as of July 1, 1997, and continue until June 30, 2002, unless this Agreement is otherwise terminated pursuant to the terms


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hereof. Accordingly, this Agreement replaces and supersedes all prior agreements between the Executive and the Company.


                                        EXECUTIVE:



                                        /s/ William S. Robinson
                                        -------------------------------------
                                        William S. Robinson

                                        COMPANY

                                        INTEGRAL TECHNOLOGIES, INC.



                                        By: /s/ William A. Ince
                                           ----------------------------------
                                        William A. Ince



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